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Exhibit 5.3

CONSENT OF M. SKEAD

        I hereby consent to the use of my name and references to the following report and document, in the registration statement on Form F-10 of Banro Corporation (the "Company") being filed with the United States Securities and Exchange Commission and the incorporation of such report by reference as an exhibit to the registration statement and the incorporation by reference into the registration statement of the annual information form of the Company dated March 28, 2008, which includes reference to my name in connection with information relating to the below report and the technical information in the annual information form:

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  The technical report dated March 30, 2007 entitled "Third NI 43-101 Technical Report, Lugushwa Project, South Kivu Province, Democratic Republic of the Congo."

Date: September 2, 2008
/s/ MICHAEL B. SKEAD Name: Michael B. Skead Title: Former Vice President, Exploration, Banro Corporation

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  Exhibit 5.3
CONSENT OF M. SKEAD